Exhibit 99.1

InfoSpace Announces Fourth Quarter and Full Year 2010 Results

BELLEVUE, Wash., February 2, 2011 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the fourth quarter and full year ended December 31, 2010.

Revenues for the fourth quarter of 2010 were $63.9 million, reflecting a decrease of $6.5 million or 9 percent from the fourth quarter of 2009. Revenues for the year were $246.8 million in 2010, reflecting an increase of $39.2 million, or 19 percent, over 2009.

“We are pleased with our operating results for the year,” said Bill Ruckelshaus, president and acting chief executive officer of InfoSpace. “We achieved sequential revenue growth in the fourth quarter on our continuing search properties and distribution network and we believe this business is stable and poised for growth. In addition, our E-Commerce revenue increased significantly. While the team has made progress in positioning InfoSpace for long-term growth and profitability, there is still work to be done. As we look to 2011, we are focused on driving innovation and making targeted investments in initiatives that are natural extensions of our current businesses, and will continue to pursue opportunities that position us in attractive new markets.”

Fourth Quarter Highlights and Recent Developments

During the fourth quarter and recently, InfoSpace has continued to execute against its operational plans. Highlights include:

•	Signing a three-year agreement with Yahoo! to continue delivery of its search results and text-based advertising listings through the InfoSpace network;

•	Adding seven new search distribution partners, expanding its global partner network; and

•

Expanding its meta-capabilities beyond search by piloting DailyDealFetcher.com, a consumer service that aggregates the top daily deals of the leading social commerce sites including Groupon, LivingSocial, and Tippr.

Fourth Quarter and Full Year 2010 Net Income and Adjusted EBITDA

Net income for the fourth quarter of 2010 was $11.6 million, or $0.31 per diluted share, compared to $7.7 million, or $0.21 per diluted share, for the fourth quarter of 2009, which included a $3.3 million one-time tax benefit from a net tax refund. Net income for the fourth quarter of 2010 was impacted by a number of notable items, including:

•	Net gain from a litigation settlement of $19.0 million;

•	GAAP-based tax expense of $6.6 million primarily driven by the litigation settlement;

•	Stock-based compensation charges of $5.5 million, of which $3.4 million is associated with the acceleration of vesting of equity awards for a departed executive; and

•	Executive cash severance charge of $1.7 million.

Net income for 2010 was $13.7 million, or $0.37 per diluted share, compared to $7.4 million, or $0.21 per diluted share, for 2009.

Net income for 2010 included $7.4 million of GAAP-based tax expense. The Company expects to pay approximately $1 million in cash taxes based on 2010 earnings due to the utilization of its net operating loss.

Cash, cash equivalents, and marketable securities as of December 31, 2010 totaled $253.7 million. At the end of the year, the Company had no debt obligations.

Adjusted EBITDA, as defined below, was $6.0 million for the fourth quarter of 2010, which includes the $1.7 million charge relating to executive cash severance, and compares to $11.2 million for the fourth quarter of 2009, which included $2.4 million of the one-time tax benefit from a net tax refund. Adjusted EBITDA was $27.6 million for 2010, compared to $27.4 million for 2009.

Fourth Quarter Segment Information

Core

Core revenue was $49.7 million in the fourth quarter of 2010, a decrease of $20.8 million, or 29 percent, from the fourth quarter of 2009. Core income was $8.3 million in the fourth quarter of 2010, which represents a decrease of $3.0 million, or 26 percent, from the fourth quarter of 2009. The fourth quarter of 2010 includes the $1.7 million executive cash severance charge.

E-Commerce

E-Commerce revenue was $14.3 million in the fourth quarter of 2010. E-Commerce loss was $2.3 million or 16 percent of E-Commerce revenue.

First Quarter Outlook

For the first quarter of 2011, the Company expects revenues to be between $57 million and $60 million, Adjusted EBITDA to be between $5 million and $6 million, and net income to be between $0.5 million and $1.5 million, or $0.01 to $0.04 per diluted share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time. The live webcast can be accessed in the Investor Relations section of the InfoSpace corporate website, at http://www.infospaceinc.com.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, loss (gain) on investments, net, and other loss (income), net (which includes such items as litigation settlements, adjustments to the fair values of contingent liabilities related to business combinations, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited).

InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. A table reconciling the Company’s Adjusted EBITDA to net income, which the Company’s management believes to be the most comparable GAAP measure, accompanies the preliminary condensed consolidated unaudited financial statements in this release. Adjusted EBITDA as presented by the Company is not necessarily comparable to similarly titled measures used by other companies. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace’s proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), InfoSpace.com® (www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler® (www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace’s metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. In addition, the Company operates an e-commerce channel that includes a collection of more than 200 specialty retail stores under the Mercantila®(www.mercantila.com) brand and an innovative online search engine optimization tool, WebPosition® (www.webposition.com). More information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, MetaCrawler, WebCrawler, WebFetch, Mercantila, and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

###

Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; the condition of our cash investments; and the completion of the audit of our financial statements for 2010. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenues:
Services	$49,683	$70,457	$214,343	$207,646
Product	14,260	—	32,492	—

Total revenues	63,943	70,457	246,835	207,646
Cost of sales:
Services(1)	28,422	50,456	129,972	136,623
Product	12,760	—	28,578	—

Total cost of sales	41,182	50,456	158,550	136,623

Gross profit	22,761	20,001	88,285	71,023

Expenses and other income:
Engineering and technology (1)	2,379	2,128	9,749	9,129
Sales and marketing (1)	10,401	6,654	35,822	25,378
General and administrative (1) (2)	10,313	4,189	33,454	23,617
Depreciation	716	797	3,177	3,283
Amortization of other intangible assets	121	—	283	—
Loss (gain) on investments, net (3)	—	(302)	—	4,714
Other income, net (2) (4)	(19,399)	(1,137)	(15,313)	(2,682)

Total expenses and other income	4,531	12,329	67,172	63,439

Income before income taxes	18,230	7,672	21,113	7,584

Income tax benefit (expense)	(6,639)	70	(7,410)	(181)

Net income	$11,591	$7,742	$13,703	$7,403

Income per share - Basic	$0.32	$0.22	$0.38	$0.21

Income per share - Diluted	$0.31	$0.21	$0.37	$0.21

Weighted average shares outstanding used in computing basic income per share	36,196	35,094	35,886	34,983

Weighted average shares outstanding used in computing diluted income per share	36,851	36,112	36,829	35,431

(1)

In the three months and year ended December 31, 2010, stock-based compensation expense associated with the acceleration of vesting of equity awards for a departed executive amounted to $3.4 million, which was allocated to general and administrative expense. Stock-based compensation expense for the three months and year ended December 31, 2010 and 2009 is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cost of sales - services	$71	$127	$461	$535
Engineering and technology	335	448	1,470	1,423
Sales and marketing	490	664	3,279	2,038
General and administrative	4,554	1,955	9,541	6,572

Total stock-based compensation expense	$5,450	$3,194	$14,751	$10,568

(2)

In the three months and year ended December 31, 2010, the Company recorded charges of $1.7 million and $4.1 million, respectively, relating to executive cash severance. In the three months and year ended December 31, 2009, the Company recorded a one-time benefit of $3.3 million from a net tax refund received in the three months ended December 31, 2009, of which $2.4 million was allocated to general and administrative expense and $0.9 million of interest income to other income, net.

(3)

In the three months and year ended December 31, 2009, the Company recorded a gain of $0.3 million and a net loss of $4.7 million relating to the auction rate securities investments that it held, respectively.

(4)	In the three months and year ended December 31, 2010, the Company recorded a $19.0 million net gain on a litigation settlement.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31, 2010	December 31, 2009
ASSETS

Current assets:
Cash and cash equivalents	$155,645	$83,750
Short-term investments, available-for-sale	98,091	142,647
Accounts receivable, net	19,554	28,466
Other receivables	2,286	2,953
Prepaid expenses and other current assets	3,178	2,526

Total current assets	278,754	260,342

Property and equipment, net	7,470	12,315
Goodwill	69,878	44,815
Other intangible assets, net	1,383	457
Other long-term assets	4,258	4,287

Total assets	$361,743	$322,216

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,241	$6,736
Accrued expenses and other current liabilities	42,753	34,131

Total current liabilities	49,994	40,867

Other long-term liabilities	955	1,514

Total liabilities	50,949	42,381

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,322,265	1,303,667
Accumulated deficit	(1,011,473)	(1,025,176)
Accumulated other comprehensive income (loss)	(2)	1,340

Total stockholders’ equity	310,794	279,835

Total liabilities and stockholders’ equity	$361,743	$322,216

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$155,645	$83,750
Short-term investments, available-for-sale	98,091	142,647

Cash, cash equivalents, and short-term investments	$253,736	$226,397

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31, 2010	December 31, 2009
Operating activities:
Net income	$13,703	$7,403
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	14,751	10,568
Depreciation and amortization of intangible assets	7,093	7,252
Excess tax benefits from stock-based award activity	(7,032)	(607)
Contingent liability adjustments	5,000	—
Common stock retired relating to litigation settlement	(2,099)	—
Amortization of premium on investments, net	365	206
Loss on disposal of assets	1,262	642
Foreign currency translation gains, net	(1,436)	—
Deferred income taxes	218	2,814
Loss on investments, net	—	4,714
Other	8	171
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	9,551	(13,043)
Notes and other receivables	1,488	(2,104)
Prepaid expenses and other current assets	576	(759)
Other long-term assets	(202)	712
Accounts payable	(3,428)	641
Accrued expenses and other current and long-term liabilities	6,055	11,390

Net cash provided by operating activities	45,873	30,000

Investing activities:
Business acquisitions, net of cash acquired	(15,985)	(395)
Purchases of property and equipment	(3,019)	(2,435)
Other long-term assets	230	(50)
Proceeds from the sale of assets	307	623
Proceeds from sales of investments	52,801	9,202
Proceeds from maturities of investments	191,976	187,654
Purchases of investments	(200,493)	(190,178)

Net cash provided by investing activities	25,817	4,421

Financing activities:
Earn-out payments for business acquisitions	(4,577)	—
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	2,540	404
Repayment of capital lease obligations	(589)	(564)
Tax payments from shares withheld upon vesting of restricted stock units	(4,201)	(1,054)
Excess tax benefits from stock-based award activity	7,032	607

Net cash provided (used) by financing activities	205	(607)

Net increase in cash and cash equivalents	71,895	33,814

Cash and cash equivalents:
Beginning of period	83,750	49,936

End of period	$155,645	$83,750

InfoSpace, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Core:
Revenue	$49,683	$70,457	$214,343	$207,646
Cost of sales (1)	26,019	47,825	119,880	126,531
Operating expenses	15,401	11,392	62,001	53,678

Core income	8,263	11,240	32,462	27,437

E-Commerce:
Revenue	14,260	—	32,492	—
Cost of sales	12,760	—	28,578	—
Operating expenses	3,787	—	8,734	—

E-Commerce loss	(2,287)	—	(4,820)	—

Total:
Total revenue	63,943	70,457	246,835	207,646
Total cost of sales	38,779	47,825	148,458	126,531
Total segment operating expenses	19,188	11,392	70,735	53,678

Total segment income	5,976	11,240	27,642	27,437

Corporate:
Stock-based compensation	5,450	3,194	14,751	10,568
Depreciation	1,543	1,765	6,635	7,142
Amortization of other intangible assets	152	48	456	111
Loss (gain) on investments, net	—	(302)	—	4,714
Other income, net (2)	(19,399)	(1,137)	(15,313)	(2,682)
Income tax expense (benefit)	6,639	(70)	7,410	181

Net income	$11,591	$7,742	$13,703	$7,403

For each of the business segments, Core and E-Commerce, the financial information above is used by the Company’s chief operating decision maker.

(1)

Amounts do not include allocations for certain costs, including amortization of acquired technology, that support Core segment services, certain costs associated with the operation of the Company’s data centers that serve its search business, including depreciation, personnel expenses, energy, and bandwidth costs, and payment processing fees for customer transactions.

(2)	In the three months and year ended December 31, 2010, the Company recorded a $19.0 million net gain on a litigation settlement.

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net income (2)	$11,591	$7,742	$13,703	$7,403
Depreciation and amortization of intangible assets	1,695	1,813	7,091	7,253
Stock-based compensation	5,450	3,194	14,751	10,568
Loss (gain) on investments, net	—	(302)	—	4,714
Other income, net (3)	(19,399)	(1,137)	(15,313)	(2,682)
Income tax expense (benefit)	6,639	(70)	7,410	181

Adjusted EBITDA	$5,976	$11,240	$27,642	$27,437

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending March 31, 2011
Net income	$500	$1,500
Depreciation and amortization of intangible assets	1,700	1,700
Stock-based compensationp	2,600	2,600
Other income, net (3)	(200)	(200)
Income tax expense	400	400

Adjusted EBITDA	$5,000	$6,000

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, loss (gain) on investments, net, and other income, net (which includes such items as litigation settlements, adjustments to the fair values of contingent liabilities related to business combinations, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other income, net, primarily consists of litigation settlements, adjustments to the fair values of contingent liabilities related to business combinations, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets.